DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

December 22, 2009

Board of Directors
China Media Inc.

Re:  Registration Statement on Form S-1

Gentlemen:

You have requested my opinion as to the legality of the prior issuance of 8,200,000 shares of outstanding common stock (the "Shares") of China Media Inc., being offered by the named selling securities holders pursuant to the Registration Statement on Form S-1 of the Corporation (the "Registration Statement") to be filed on or about December 22, 2009.   Pursuant to your request I have reviewed and examined:(1)The Articles of Incorporation of the Corporation, as amended (the "Articles"); (2) The Bylaws of the Corporation; (3) Minutes Certain resolutions of the Board of Directors of the Corporation authorizing the issuance of the Shares; (4) The Registration Statement; (5) The General Corporation Law of the State of Nevada; and (6) Such other matters as I have deemed relevant in order to form my opinion.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, legally issued, fully paid and non-assessable.

This opinion is furnished by me as counsel to the Corporation for reliance upon by the Corporation, the selling security holders and investors purchasing pursuant to the registration statement. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.  I am expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. I express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Nevada. This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is effective as of the date hereof and I hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

I hereby consent to the incorporation by reference of this opinion into the Registration Statement. I further consent to the reference to my firm under the heading “Legal Matters” in the Prospectus. In giving such consent, I do not thereby admit that I am an expert within the meaning of Section 7 of the Act.

Sincerely,

/s/ Dennis Brovarone
Dennis Brovarone